Exhibit 99.1

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

Consolidated Financial Statements (unaudited)

For the three months ended March  31,  2019 and 2018

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars)

(unaudited)

	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$27.2	$22.4
Restricted cash	0.5	2.1
Accounts receivable - trade, unbilled and other	28.9	35.5
Accounts receivable - related party	33.7	33.6
Current portion of derivative instruments asset	2.7	4.2
Inventory	13.1	15.8
Prepayments and other current assets	6.5	6.7
Total current assets	112.6	120.3

Property, plant, and equipment, net	544.5	550.5
Equity investment in unconsolidated affiliates	147.2	140.9
Power purchase agreements and intangible assets, net	163.3	170.1
Goodwill	21.4	21.4
Derivative instruments asset	—	0.3
Other assets	6.1	5.8
Total assets	$995.1	$1,009.3

Liabilities
Current liabilities:
Accounts payable	$3.9	$2.1
Related party payables	24.5	20.8
Accrued interest	2.5	0.2
Other accrued liabilities	11.0	14.9
Current portion of long-term debt	78.1	68.1
Current portion of derivative instruments liability	5.0	3.3
Other current liabilities	0.6	0.1
Total current liabilities	125.6	109.5

Long-term debt, net of unamortized discount and deferred financing costs	520.1	540.7
Derivative instruments liability	14.8	15.5
Deferred income taxes	8.6	9.4
Power purchase and fuel supply agreement liabilities, net	20.9	21.2
Other long-term liabilities	51.3	51.0
Total liabilities	741.3	747.3

Commitments and contingencies

Equity
Partners' capital	1,127.4	1,128.5
Accumulated other comprehensive loss	(142.4)	(144.4)
Retained deficit	(914.0)	(921.4)
Total APLP Holdings Limited Partnership equity	71.0	62.7
Preferred shares issued by a subsidiary company	183.2	199.3
Total equity	254.2	262.0
Total liabilities and equity	$995.5	$1,009.3

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars)

(unaudited)

	Three months ended
	March 31,
	2019	2018
Project revenue:
Energy sales	$37.0	$38.4
Energy capacity revenue	30.2	20.1
Other	5.8	21.5
	73.0	80.0
Project expenses:
Fuel	20.0	22.2
Operations and maintenance	16.2	21.0
Depreciation and amortization	16.1	23.8
	52.3	67.0
Project other income (expense):
Change in fair value of derivative instruments	(2.4)	3.8
Equity in earnings of unconsolidated affiliates	12.9	12.3
Interest expense, net	(0.3)	(0.6)
	10.2	15.5
Project income	30.9	28.5

Administrative and other expenses (income):
Administration	1.4	0.8
Interest, net	9.1	11.5
Foreign exchange loss (gain)	3.2	(4.7)
Other expense	3.5	3.3
	17.2	10.9
Income before income taxes	13.7	17.6
Income tax expense	0.7	3.3
Net income	13.0	14.3
Net loss attributable to preferred shares of a subsidiary company	(6.5)	(1.7)
Net income attributable to APLP Holdings Limited Partnership	$19.5	$16.0

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars)

(unaudited)

	March 31,
	2019	2018
Cash flows from operating activities:
Net income	$13.0	$14.3
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	16.1	23.8
Stock-based compensation expense	0.6	0.6
Distributions from unconsolidated affiliates	5.8	6.6
Equity in earnings from unconsolidated affiliates	(12.9)	(12.3)
Unrealized foreign exchange loss (gain)	3.2	(4.8)
Change in fair value of derivative instruments	2.4	(3.8)
Change in deferred income taxes	(0.6)	2.3
Amortization of debt discount, deferred financing costs	1.5	1.8
Change in other operating balances
Accounts receivable	5.0	26.6
Inventory	2.7	1.6
Prepayments, supplies and other assets	(0.2)	0.5
Accounts payable	6.0	4.3
Accruals and other liabilities	(1.2)	(4.1)
Cash flows provided by operating activities	41.4	57.4

Cash flows provided by (used in) investing activities:
Proceeds from asset sales	1.5	—
Purchase of property, plant and equipment	(0.3)	(1.1)
Cash flows provided by (used in) investing activities	1.2	(1.1)

Cash flows used in financing activities:
Dividends paid to Parent	(14.1)	(3.4)
Dividends paid on preferred shares of a subsidiary company	(1.8)	(2.2)
Repurchase of preferred shares of a subsidiary company	(7.7)	(4.0)
Repayment of corporate and project-level debt	(15.8)	(32.4)
Cash flows used in financing activities	(39.4)	(42.0)

Net increase in cash and cash equivalents	3.2	14.3
Cash, cash equivalents and restricted cash at beginning of period	24.5	35.2
Cash, cash equivalents and restricted cash at end of period	$27.7	$49.5

Supplemental cash flow information
Interest paid	$5.6	$7.7
Taxes paid	$0.8	$1.0
Accruals for construction	$—	$1.2